SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           CHARTER ONE FINANCIAL, INC.
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             (Exact name of registrant as specified in its charter)

      Delaware                                                 34-1567092
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(State of incorporation or                                   (IRS Employer
     organization)                                         Identification No.)



1215 Superior Avenue, Cleveland, Ohio                            44114
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(Address of principal executive offices)                       (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

                                                        Name of each exchange
Title of each class                                     on which each class
to be so registered                                     is to be registered
--------------------                                    -----------------------

Common Stock, par value $0.01 per share                 New York Stock Exchange

If this Form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), check the following box.                                  [X]

If this Form  relates to the  registration  of a class  securities  pursuant  to
Section  12(g)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(d), check the following box.                                  [ ]

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

     A description of the common stock, par value $0.01 per share (the "Common Stock"), of Charter One Financial, Inc. (the "Company") is set forth under "Description of Charter One Capital Stock-Common Stock" and "Comparison of Shareholder Rights" contained in the joint proxy statement/prospectus filed by the Company with the Securities and Exchange Commission on August 25, 1999 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

Item 2.   Exhibits.

Exhibit No.         Description

1 The Company's Second Restated Certificate of Incorporation, as amended and currently in effect, filed as Exhibit 4.2 to Post-Effective Amendment Number One on Form S-8 to Form S-4 (File No. 333-33169), is incorporated herein by reference.

2 The Company's Bylaws, as amended and currently in effect, filed as Exhibit 3.2 to the Company's Registration Statement on Form S-4 (File No. 333-33169), are incorporated herein by reference.

3 Form of Certificate of Common Stock, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

4 The Amended and Restated Stockholder Protection Rights Agreement, dated October 20, 1999, between the Company and BankBoston, N.A., as rights agent, filed as Exhibit 2 to the Company's Registration Statement on Form 8-A/A filed on October 28, 1999, is incorporated herein by reference.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     CHARTER ONE FINANCIAL, INC.



Date: November 30, 1999              By: /s/ Robert J. Vana
                                         ---------------------------------------
                                         Robert J. Vana
                                         Chief Corporate Counsel and
                                          Secretary